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                                                                   EXHIBIT 2.2

                THIRD AMENDMENT TO MERGER AGREEMENT

     THIS THIRD AMENDMENT TO MERGER AGREEMENT (this "Amendment"), is entered into as of December 31, 1996, by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"), RI/ANI MERGER CORP., a Florida corporation,
AUTONATION INCORPORATED, a Florida corporation ("AutoNation"), H. WAYNE HUIZENGA, STEVEN R. BERRARD and JM FAMILY ENTERPRISES, INC., a Delaware corporation.

     WHEREAS, the parties to this Amendment entered into that certain Merger Agreement dated as of May 8, 1996, as amended on September 30, 1996 and October 31, 1996 (the "Merger Agreement"); and

     WHEREAS, the parties hereto desire to amend the Merger Agreement;

     NOW THEREFORE, the parties agree that the following amendments shall be effective immediately:

          1. Capitalized terms used herein and not defined have the meanings ascribed to them in the Merger Agreement.

          2. Section 5.3 of the Merger Agreement is hereby amended to delete Republic's obligation to file a registration statement on Form S-4 in connection with the issuance of Republic Common Stock in the Merger. In lieu thereof, as soon as practicable following consummation of the Merger, Republic agrees to file a Registration Statement on Form S-3 to allow former shareholders of AutoNation to resell and offer for resale from time to time on a continuous basis the Republic Shares they receive in the Merger.

          3. The term "December 31, 1996" as set forth in the third sentence of Section 5.11 of the Merger Agreement is hereby changed to "January 31, 1997."

          4.   Section 6.2(d) is hereby amended in its entirety as follows:

               "(d) Private Placement Acknowledgment. At or prior to the Closing, each of the Shareholders shall have delivered to Republic a letter agreement, in form and substance satisfactory to Republic, acknowledging that the shares of Republic Common Stock to be received by them in the Merger are "restricted securities" as defined in Rule 144 under the Securities Act and such shares may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement filed under the Securities Act and in compliance with state securities laws or (ii) in accordance with an opinion of counsel that an exemption from such registration is available."

          5. The term "December 31, 1996" as set forth in Section 9.1(d) of the Merger Agreement is hereby changed to "January 31, 1997."
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                        REPUBLIC INDUSTRIES, INC.


                                        By: /s/ RICHARD L. HANDLEY
                                        ------------------------------------
                                        Richard L. Handley,
                                        Senior Vice President


                                        RI/ANI MERGER CORP.


                                        By: /s/ RICHARD L. HANDLEY
                                        ------------------------------------
                                        Richard L. Handley,
                                        Vice President


                                        AUTONATION INCORPORATED


                                        By: /s/ STEVEN R. BERRARD
                                        ------------------------------------
                                        Steven R. Berrard,
                                        President


                                        /s/ H. WAYNE HUIZENGA
                                        -----------------------------------
                                        H. Wayne Huizenga


                                        /s/ STEVEN R. BERRARD
                                        -----------------------------------
                                        Steven R. Berrard


                                        JM FAMILY ENTERPRISES, INC.


                                        By: /s/ COLIN W. BROWN
                                        -----------------------------------
                                        Colin W. Brown,
                                        Executive Vice President